Exhibit 10.19

Summary of the Registrant’s Compensatory Arrangements with Executive Officers

Name and Title	Base Salary
Paul Sagan President and CEO	$547,750

J. Donald Sherman Senior Vice President – Chief Financial Officer	$427,450

Debra Canner Senior Vice President – Human Resources	$283,250

George Conrades Executive Chairman	$70,000	[1]

Melanie Haratunian Senior Vice President and General Counsel	$334,750

Robert Hughes Executive Vice President – Global Sales, Services and Marketing	$427,450

Tom Leighton Chief Scientist	$20,000

[1]	Reflects cash compensation for serving as Executive Chairman of the Board of Directors